EXHIBIT 11.1
                                                       (Page 1 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Three Months Ended
                                              --------------------------
                                                July 2,        July 3,
                                                  1994           1993
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,608,549    16,597,226

Less average common and special common shares
 held in the Treasury                           (4,066,602)   (4,066,602)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    12,541,947    12,530,624

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           119,313        72,386
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         12,661,260    12,603,010
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    12,541,947    12,530,624

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   128,260        72,386

Dilutive effect of assuming conversion of the
 Company's 7.5% Convertible Debentures             491,376       722,339
                                                ----------    ----------

                                                13,161,583    13,325,349
                                                ==========    ==========


Note:      Earnings  per  share calculations for 1993 do  not  include  the effect of convertible debentures (and the reduction in related expense), because the assumed conversion of debentures is anti-dilutive.

EXHIBIT 11.1
                                                       (Page 2 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                               For the Six Months Ended
                                              --------------------------
                                                July 2,        July 3,
                                                  1994           1993
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,608,549    16,595,050

Less average common and special common shares
 held in the Treasury                           (4,066,602)   (4,066,602)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    12,541,947    12,528,448

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           138,177        74,825
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         12,680,124    12,603,273
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    12,541,947    12,528,448

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   142,650        74,825

Dilutive effect of assuming conversion of the
 Company's 7.5% Convertible Debentures             604,902       722,339
                                                ----------    ----------

                                                13,289,499    13,325,612
                                                ==========    ==========


Note:      Earnings (loss) per share calculations for 1993 do  not  include the effect of convertible debentures (and the reduction in related expense), because the assumed conversion of debentures is anti-dilutive.